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                                                                    EXHIBIT 23.1


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated January 11, 2002 (except with respect to the matter discussed in Note 21, as to which the date is February 28, 2002), included in Chittenden Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this S-8 Registration Statement.

                             /s/ Arthur Andersen LLP

Boston, Massachusetts
June 14, 2002